BDO BDO Seidman, LLP     40 Broad Street, Suite 900
                         Accountants and Consultants
                                                     Boston, Massachusetts 02109
                                                     Telephone (617) 422-0700
                                                     Fax (617) 422-0909



                                                                  April 11, 2000

SECURITIES AND EXCHANGE COMMISSION
450 5TH STREET N.W.
Washington, D.C. 20549

GENTLEMEN:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 10, 2000, to be filed by our former client Augment Systems, Inc. We agree with the Statements made in response to that Item insofar as they relate to our Firm.


                                                            Very truly yours,
                                                            /S/ BDO Seidman, LLP
                                                            BDO Seidman, LLP